EXHIBIT 5.1
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                       Opinion of Igler & Dougherty, P.A.





























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                          IGLER & DOUGHERTY LETTERHEAD






                                December 26, 2001




Board of Directors
Citizens Bancshares of South Florida, Inc.
3411 Tamiami Trail North
Suite 200
Naples, Florida 34101


      RE: Citizens Bancshares of South Florida, Inc. Registration Statement
          on Form SB-2 for 1,545,000 Shares of Common Stock
          -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Citizens Bancshares of South Florida, Inc. (the "Citizens Bancshares") in connection with the proposed public offering of the shares of its $.01 par value Common Stock covered by the above-described Registration Statement.

     In connection therewith, we have examined the following:

     o The Articles of Incorporation of Citizens Bancshares, as filed with the Secretary of State of the State of Florida;

     o   The Bylaws of Citizens Bancshares;

     o A Resolution of Citizens Bancshares' Board of Directors, certified as correct and complete by the Secretary of Citizens Bancshares, authorizing the sale of up to 1,545,000 shares of Citizens Bancshares common stock;

     o Certificate of Active Status with respect to Citizens Bancshares, issued by the Secretary of State of the State of Florida; and

     o   The Registration Statement, including all exhibits thereto.




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Board of Directors
Citizens Bancshares of South Florida, Inc.
December 26, 2001
Page 2

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

     o Citizens Bancshares has been duly incorporated and is validly existing under the laws of the State of Florida.

     o The 1,545,000 shares of $.01 par value Common Stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non- assessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form SB-2 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Sincerely,

                                     IGLER & DOUGHERTY, P.A.


                                     /s/ Herbert D. Haughton
                                     -----------------------
                                     Herbert D.  Haughton


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                                  EXHIBIT 23.1
                        --------------------------------

                       Consent of Igler & Dougherty, P.A.
                  included in Opinion Letter - see Exhibit 5.1